UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): January 31, 2008

Hanger Orthopedic Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bethesda Metro Center, Suite 1200
Bethesda, Maryland 20814
(Address of principal executive offices (zip code))

301-986-0701
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a — 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02 Results of Operations and Financial Condition

        On January 31, 2008, Hanger Orthopedic Group, Inc. (the “Company”) issued a press release announcing its senior leadership succession plan and reaffirming its previously announced expectation that for the year ended December 31, 2007, earnings should be at the high end of the estimated $0.59 to $0.61 per share range. A copy of such press release is attached hereto as Exhibit 99.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On January 31, 2008, the Company announced that, effective March 1, 2008, Thomas F. Kirk, President and Chief Operating Officer of the Company, will succeed Ivan R. Sabel and will become President and Chief Executive Officer of the Company. Mr. Sabel will remain with the Company as its Chairman of the Board.

        Mr. Kirk, age 62, has served the Company as its President and Chief Operating Officer since 2002. From September 1998 to January 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), a management consulting company retained by the Company to facilitate its reengineering process. Mr. Kirk also previously held several senior executive positions with FPL Group, Quaker Chemical Corporation and Rhone- Poulenc, S.A.

        In connection with the appointment of Mr. Kirk as President and Chief Executive Officer of the Company, Messrs. Sabel and Kirk each entered into amendments to their respective employment agreements. Such agreements are attached hereto as Exhibits 10.1 and 10.2, respectively. The amendment to Mr. Sabel’s agreement sets forth the change in title described above and an increase in Mr. Sabel’s base salary to $584,000 per annum. The amendment to Mr. Kirk’s agreement also sets forth the change in title described above, as well as an increase in his base salary to $580,000 per annum and an increase in Mr. Kirk’s target and maximum bonus to 80% and 160%, respectively, of his base salary. In addition, Mr. Kirk’s agreement was amended to remove certain perquisites that are no longer applicable to Mr. Kirk.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amendment to Fourth Amended and Restated Employment Agreement, dated as of February 5, 2008, between Hanger Prosthetics & Orthotics, Inc. and Ivan R. Sabel.
10.2	Amendment to Fourth Amended and Restated Employment Agreement, dated as of February 5, 2008, between Hanger Prosthetics & Orthotics, Inc. and Thomas F. Kirk.
99	Press Released Issued by the Company on January 31, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Brian Wheeler Brian Wheeler Vice President

Dated: February 5, 2008